AMENDMENT NO. 1 TO
STOCKHOLDER AGREEMENT
This AMENDMENT NO. 1 TO STOCKHOLDER AGREEMENT (this “Amendment”), dated as of 13, 2023, amends that certain Stockholder Agreement, dated as of December 21, 2016 (the “Stockholder Agreement”), by and between TriNet Group, Inc., a Delaware corporation (the “Company”), and AGI-T, L.P., a Delaware limited partnership (together with its successors and any permitted transferee that becomes an Atairos Stockholder party, the “Atairos Stockholder”). Terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed to such terms in the Stockholder Agreement.
RECITALS
WHEREAS, the parties to this Amendment are parties to the Stockholder Agreement; and
WHEREAS, in accordance with Section 10(d) of the Stockholder Agreement, the parties to this Amendment desire to amend the Stockholder Agreement as provided herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendment to Stockholder Agreement.
a.Section 2.02(a)(iii) is hereby amended and restated in its entirety to read as follows:
“(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities or any assets of the Company or any of its Subsidiaries, or any warrant, option or other right to acquire any such securities or assets of the Company or any rights decoupled from the underlying securities that would result in Atairos Group Beneficially Owning more than 39.9% in the aggregate of the outstanding Common Stock; provided that any acquisitions of securities of the Company or rights therein by Atairos Group permitted pursuant to the foregoing provisions of this Section 2.02(a)(iii) shall be made (A) in accordance with applicable securities laws and (B) if applicable, until after the end of any pending restricted trading period then in effect at the time the Atairos Designee ceases to serve on the Board of Directors, in accordance with the Company’s restricted trading period then in effect during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; and provided further, that nothing herein shall require any shares of Common Stock to be sold to the extent that Atairos Group exceeds the ownership limit under this paragraph as the result of a share repurchase or any other Company action that reduces the number of outstanding shares of Common Stock;”
b.Section 2.02(e) is hereby amended and restated in its entirety to read as follows:
“(e) Notwithstanding anything to the contrary contained herein:
(i) the Atairos Group shall be entitled to vote shares of outstanding Common Stock Beneficially Owned by it in its sole discretion up to a maximum of 39.9% of the total votes entitled to be cast on any matter (whether submitted at any meeting of stockholders or by written consent), irrespective of whether the Atairos Group Beneficially Owns Voting Stock in excess of such amount on the relevant record date. With respect to any Voting Stock Beneficially Owned by the Atairos Group in excess of 39.9% of the total votes entitled to be cast on any matter submitted to a vote of stockholders of the Company (whether at any meeting of stockholders of the Company or by written consent) (any such Voting Stock, “Excess Voting Stock”), the Atairos Group shall vote such Excess Voting Stock (and the Company shall facilitate such voting, including the recording and tabulation thereof) in the same manner (including by voting “for” or “against,” abstaining or withholding votes) as, and in the same proportion to, the votes cast “for” or “against,” abstentions or vote withholdings made, in respect of all Voting Stock (other than the Voting Stock of the Atairos Group).
(ii) For the avoidance of doubt, if subsequent to the date of this Agreement any Voting Stock is (i) acquired by any member of the Atairos Group in the open market or otherwise, or (ii) issued by the Company to the any member of the Atairos Group by reason of a stock dividend, stock split, consolidation, reclassification or similar transaction, then such Voting Stock shall be subject to the voting arrangements described in this Section 2.02(e).”
c.Section 5.01(b) is hereby amended and restated in its entirety to read as follows:
(b) If to the Company, to:

TriNet Group, Inc.
One Park Place, Suite 600
Dublin, CA 94568
Attention: Samantha Wellington, Executive Vice President, Business Affairs, Chief Legal Officer and Secretary
Email: Samantha.Wellington@Trinet.com

d.Section 5.01(c) is hereby amended and restated in its entirety to read as follows:
(c) With a copy (which shall not constitute actual or constructive notice) to:

Freshfields Bruckhaus Deringer US LLP
855 Main Street
Redwood City, CA 94063
Attention: Sarah K. Solum
Email: Sarah.Solum@freshfields.com

2.Continued Validity of Stockholder Agreement. Except as expressly amended and modified herein, the provisions of the Stockholder Agreement are and shall remain in full force and effect and are hereby confirmed.
3.Conflict. If any conflict exists between the terms or provisions of the Stockholder Agreement and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.
4.Miscellaneous Terms. The provision of Article 5 of the Stockholder Agreement shall apply mutatis mutandis other than as specified in this Amendment. All references in the Stockholder Agreement to the Stockholder Agreement shall be to the Stockholder Agreement as amended by this Amendment.
5.Further Actions. If, at any time after the date hereof, any further action is necessary or advisable to carry out the purposes of this Amendment to the Stockholder Agreement, the parties shall, and shall cooperate to, take all such lawful and necessary or advisable action. For the avoidance of doubt, the Company is hereby authorized to direct its stock transfer agent, and any inspector of elections, proxy solicitor and other persons advising or assisting the Company in respect of any stockholder vote of the Company to take any actions necessary to effectuate the terms of Section 2.02(e) of this Amendment, and shall keep the Atairos Stockholder reasonably informed.
6.Counterparts. This Amendment may be executed in any number of counterparts (including by .pdf or other electronic means) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

TRINET GROUP, INC.
By:	/s/ Burton M. Goldfield
	Name:	Burton M. Goldfield
	Title:	President and CEO

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

AGI-T, L.P. By: A-T HOLDINGS GP, LLC, its General Partner By: ATAIROS GROUP, INC., its Sole Member and Manager
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Authorized Signatory

[Signature Page to Amendment to Stockholder Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ATAIROS GROUP, INC.
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Authorized Signatory

[Signature Page to Amendment to Stockholder Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

ATAIROS MANAGEMENT, L.P. By: Atairos Family GP, Inc., its General Partner
By:	/s/ David Caplan
	Name:	David Caplan
	Title:	Authorized Signatory

[Signature Page to Amendment to Stockholder Agreement]